EXHIBIT 13
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the annual report of Norsk Hydro ASA (the “Company”) on Form 20-F for the year ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Eivind Reiten, as Chief Executive Officer, and John O. Ottestad, as Chief Financial Officer, each hereby certifies that to the best of his knowledge:
     1. The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and
     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: 24 March 2006	/s/	Eivind Reiten

	Name:	Eivind Reiten
	Title:	President and Chief Executive Officer

Date: 24 March 2006	/s/	John O. Ottestad

	Name:	John O. Ottestad
	Title:	Executive Vice President and Chief Financial Officer